Exhibit 10.13

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Loan Agreement

among

Rui Fang

Beijing Yibao Technology Limited Partnership

and

Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Loan Agreement

This Loan Agreement (this “Agreement”) is entered into on September 16, 2020 (the “Execution Date”) by and among:

1.	[Rui Fang] (the “[Natural Person]”),

ID No.: [***]

Domicile: [***]

2.	[Beijing Yibao Technology Limited Partnership] (the “[Company]”, together with the [Natural Person], each referred to as a “Borrower” and collectively as the “Borrowers”)

Registered address: [Office B-207-Y62, 2/F, Building 2, No.1 Nongda South Road, Haidian District, Beijing]

3.	[Yuanbao Kechuang (Beijing) Technology Co., Ltd.] (the “Lender”).

Registered address: [Room 116-10, 1/F within 101, 1-14/F, Building 2, No.8 Beichen West Road, Chaoyang District, Beijing]

The aforesaid parties shall be hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

1.

The Borrowers intend to borrow the Loans (as defined below) from the Lender for purpose of making capital contribution to Yuanbao Shuke (Beijing) Technology Co., Ltd., a limited liability company in the People’s Republic of China (the “Target Company”), subject to the terms and conditions of this Agreement; and

2.	The Lender intends to make the Loans available to the Borrowers on the terms and conditions set out in this Agreement.

For the purpose of clarifying the rights and obligations of the Borrowers and the Lender under the arrangement for the Loans, the Parties hereby agree as follows:

Article 1 Definitions

1.1	In this Agreement:

“Loans” means the loans in the aggregate principal amount of Renminbi forty one million (RMB 41,000,000.00) to be provided by the Lender and/or a third party designated by the Lender to the Borrowers in one or multiple tranches under Article 2.1. The Loans shall consist of the loan of Renminbi thirty-two million three hundred and ninety thousand (RMB 32,390,000.00) to be provided by the Lender to the [Natural Person] (“Loan 1”) and the loan of Renminbi eight million six hundred and ten thousand (RMB 8,610,000.00) to be provided by the Lender to the [Company] (“Loan 2”);

“Loan Term” has the meaning set forth in Article 3.1 hereof;

“Outstanding Sum” means any sum outstanding under the Loans by a Borrower;

“PRC” means the People’s Republic of China, which for purposes of this Agreement shall exclude the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region;

“Confidential Information” shall have the meaning set forth in Article 5.1 hereof.

1.2	The relevant terms referred to in this Agreement shall have the following meanings:

“Article” shall be interpreted as an article of this Agreement unless the context otherwise requires;

“Taxes and charges” shall be construed as including any taxes, fees, duties or other charges of the same nature (including, without limitation, any penalty or interest incurred in connection with any failure or delay in paying such taxes and charges); and

The terms “Borrower” and “Lender” shall be construed so as to include the successors and assigns of each Party.

1.3

Unless otherwise specified, any reference in this Agreement to this Agreement or any other agreement or document shall be construed, as the case may be, as a reference to this Agreement or such other agreement or document as may have been or may be modified, varied, replaced or supplemented from time to time.

Article 2 Loans

2.1

Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Borrowers the Loans in the aggregate principal amount of Renminbi forty one million (RMB 41,000,000.00), in which Loan 1 is Renminbi thirty two million three hundred ninety thousand (RMB 32,390,000.00) and Loan 2 is Renminbi eight million six hundred and ten thousand (RMB 8,610,000.00).

Purpose of the Loans: The Borrowers shall use the Loans hereunder for the purpose agreed upon with the Lender and finally use the loan proceeds in full to make capital contribution to the Target Company by September 16, 2020.

On September 16, 2020, the registered capital of the Target Company shall increase from RMB 10 million to RMB [47 million], and the Borrowers shall increase their subscribed capital contribution to the Target Company in the amount of RMB [37 million] (RMB [37,000,000.00]), in which the increased subscribed capital contribution to the Target Company by the [Natural Person] is RMB [29.23 million] (RMB [29,230,000.00]), representing 79% of the increased subscribed capital contribution to the Target Company and [62.19]% of the equity interests in the Target Company (the “Restricted Equity”). The increased subscribed capital contribution to the Target Company by the [Company] is RMB [7.77 million] (RMB [7,770,000.00]), representing 21% of the increased subscribed capital contribution to the Target Company and [16.53]% of the equity interests in the Target Company (the “Restricted Equity”). Upon use by the Borrowers of the Loans for making capital contribution to the Target Company pursuant to this Agreement, the paid-in capital of the Target Company shall be increased from RMB [5.021 million] to RMB [46.021 million].

Without the Lender’s prior written consent, the Borrowers shall not apply the whole or any part of the Loans for any other purpose.

2.2

The Borrowers, the Lender and the Target Company shall execute an Equity Pledge Agreement by September 17, 2020, pursuant to which the Borrowers shall pledge the Restricted Equity held by them in the Target Company in favor of the Lender, as security for the performance of this Agreement by the Borrowers.

2.3

The Parties agree that the Loans may be made available by the Lender and/or a third party designated by the Lender in one or more tranches. The Parties acknowledge that the Loans will be made available in the amount specified in Article 2.1 to the Borrowers by the Lender and/or a third party designated by the Lender by October 1, 2020, at such time to be determined by the Lender.

2.4	The Parties acknowledge that the Borrowers shall perform their repayment obligations and other obligations hereunder to the Lender pursuant to this Agreement.

Article 3 Repayment

3.1

This Agreement shall be formed and come into effect on the date when this Agreement has been duly executed by the Parties. The Loan Term of Loan 1 and Loan 2 hereunder shall be calculated separately. The Loan Term of each of the Loans shall start from the date such Loan is made available to a Borrower by the Lender and/or the third party designated by the Lender and end on the earliest of (i) the Borrower ceasing to be a shareholder of the Target Company; (ii) the [Natural Person] being dead, becoming a person without civil capacity or with limited civil capacity (only applicable to Loan 1); (iii) the expiration of the term of operation of the [Company] or dissolution of the [Company] in any form (only applicable to Loan 2); or (iv) the expiration of the term of operation of the Target Company (the “Loan Term”). During the Loan Term, unless otherwise agreed or required by the law, the Lender may not request the Borrowers to repay the Loans early in any form.

3.2

The Parties agree and acknowledge that the Borrowers shall and shall only repay the Loans in the manner set forth below: the Borrowers transfer the Restricted Equity held by them to the Lender or one or more persons (including an individual or legal person, each referred to as a “Designee”) designated by the Lender, pursuant to the Exclusive Equity Option Agreement entered into among the Borrowers, the Lender and the Target Company on March 17, 2020, and any proceeds received by the Borrowers as a result of the transfer of the Restricted Equity (to the extent permissible) shall be applied towards the repayment of the Loans (including the principal and any interest) by the Borrowers to the Lender pursuant to this Agreement. The price for the foregoing equity transfer shall not be negative and shall be determined by the Lender, and all taxes and charges and other costs arising from the equity transfer shall be borne by the Lender. If a Borrower has already transferred the Restricted Equity held in the Target Company to the Lender or its Designee(s) pursuant to the foregoing provisions, such Borrower will not be required to assume the repayment obligations under this Agreement. The Loans hereunder shall be interest-free. Any purchase price for the equity obtained by a Borrower that is higher than its capital contribution to the registered capital of the Target Company, which cannot be set off with the Loans, shall be unconditionally given by the Borrower to the Lender or its Designee(s) without consideration in the manner permitted under PRC laws.

Article 4 Taxes and Charges

4.1	All taxes and charges relating to the Loans shall be borne by the Lender.

Article 5 Confidentiality

5.1

Notwithstanding whether this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the trade secrets, proprietary information, customer information and any other information of a confidential nature in respect of the other Parties (collectively, the “Confidential Information”) obtained as the result of conclusion and performance of this Agreement. Except that the Confidential Information is required to be disclosed to a third party with the prior written consent of the disclosing Party or in accordance with the provisions of applicable laws and regulations or the requirements of the place where an affiliate of a Party is listed, the receiving Party shall not disclose any Confidential Information to any third party; the receiving Party shall not use any Confidential Information directly or indirectly for any purpose other than the performance of this Agreement.

5.2	Each Party acknowledges that none of the following information shall constitute Confidential Information:

(a)	Any information which, as shown by written evidence, has previously been known to the receiving Party through awful means;

(b)	Any information which enters the public domain other than through the fault of the receiving Party; or

(c)	Any information lawfully acquired by the receiving Party through other means after receiving such information.

5.3

The receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals engaged by it; provided, however, that the receiving Party shall procure that the above persons shall comply with the relevant terms and conditions of this Agreement and shall assume any liabilities arising out of the breach of the relevant terms and conditions of this Agreement by the above persons.

5.4	Notwithstanding any other provisions of this Agreement, the validity of this Article 5 shall not be affected by the suspension or termination of this Agreement.

Article 6 Notices

6.1	Any notice, request, demand and other correspondences required or made in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

6.2

The aforesaid notice or other correspondences shall be deemed to have been given upon transmission if it is transmitted by facsimile or email; in case of personal delivery, upon hand-over to the recipient; or in case of delivery by mail, two (2) days after posting.

Article 7 Liability for Breach

7.1

The Parties undertake that, if in the event that any Party breaches this Agreement, which results in the failure to perform this Agreement in part or in whole, such Party shall bear corresponding liability for breach and bear all the losses suffered by the other Parties therefrom (including the loss of anticipated profits and reasonable expenses and costs, such as attorney’s fees, incurred for preservation of rights).

7.2	Notwithstanding any other provisions of this Agreement, the validity of this Article 7 shall not be affected by the suspension or termination of this Agreement.

Article 8 Miscellaneous

8.1	This Agreement is made in Chinese in three (3) originals and shall be held by the Lender.

8.2	The execution, effectiveness, interpretation and dispute resolution of this Agreement shall be governed by the PRC laws.

8.3

Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through negotiation, and if the Parties cannot reach an agreement regarding such dispute within 30 days of its occurrence, such dispute shall be submitted to Beijing Arbitration Commission for arbitration in Beijing by three arbitrators in accordance with such Commission’s arbitration rules in effect then. The arbitration award shall be final and binding on the Parties.

8.4

Any rights, powers and remedies conferred upon any Party by any provisions hereof shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions of this Agreement, and the exercise by a Party of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies.

8.5	The headings of the articles hereof are for reference only, and in no event shall such headings be applied in or affect the interpretation of the provisions hereof.

8.6

Each provision hereof shall be severable and independent from any other provisions. If at any time one or several provisions hereof shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby.

8.7

This Agreement and the appendices hereto shall supersede all prior oral and written agreements, understandings and communications of the Parties with respect to the subject matter of this Agreement. Any amendment and supplement to this Agreement shall be made in writing. Except for assignment of its rights under this Agreement by the Lender pursuant to Article 8.8, the amendments or supplements to this Agreement shall become effective upon the duly execution by all of the Parties to this Agreement.

8.8

Without the prior written consent of the Lender, neither Borrower shall assign any of its rights and/or obligations hereunder to any third party. The Lender is entitled to assign any of its rights hereunder to any third party designated by it upon notice to the other Parties.

8.9

This Agreement shall be binding on the legal assigns or successors of the Parties. Each Borrower warrants to the Lender that it has made all proper arrangements and executed all necessary documents to ensure that in the event of death, incapacity, divorce, bankruptcy, liquidation, cancellation, merger, split or any other events that may affect its exercise of the equity, the performance of this Agreement shall not be affected or impeded by the Borrower’s lawful assigns, successors, heirs, devisees, guardians, creditors or spouse, who may acquire the equity or other relevant rights of the Lender as a result thereof.

[The remainder of this page is intentionally left blank; signature page follows]

[Signature Page of the Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Borrower:

[Natural Person]

By:	(signature)

1

Signature Page of the Loan Agreement

[Signature Page of the Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Borrower:

[Company]

(Seal)

Legal Representative/Authorized Representative (Signature):  (signature)

2

Signature Page of the Loan Agreement

[Signature Page of the Loan Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Lender:

[Yuanbao Kechuang (Beijing) Technology Co., Ltd.]

(Seal)

Legal Representative/Authorized Representative (Signature):  (signature)

3

Signature Page of the Loan Agreement